   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 8, 1999.
                          REGISTRATION NO. 333-______

                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                     ----------------------------------

                                  FORM S-4

          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                     ----------------------------------
                       URBAN JUICE & SODA COMPANY LTD.

(Exact Name of Registrant as Specified in Its Charter )

           WYOMING                     5149                 APPLIED FOR
 (State or other Jurisdiction   (Primary Standard        (I.R.S. Employer
      of Incorporation or           Industrial        Identification Number)
         Organization)         Classification Code
                                     Number)
      1356 FRANCES STREET                             CT CORPORATIONS SYSTEM
   VANCOUVER, B.C.  V5L 1Y9                              1720 CAREY AVENUE
            CANADA                                    CHEYENNE, WYOMING 82001
        (800) 656-6050                                    (800) 362-1228
    (Address and Telephone                              (Name, Address and
            Number                                   Telephone Number of Agent
   of Registrant's Principal                               for Service)
      Executive Offices)


-------------------------------------------------------------------------------


COPIES TO:
--------------------------------------------------------------------------------------------------------------------------------
 William E. Van Valkenberg, Esq.               Jennifer Cue, Chief Financial Officer        David Toyoda, Esq.
 Jeffrey M. Heutmaker, Esq.                    Urban Juice & Soda Company Ltd.              Catalyst Corporate Finance Lawyers
 Van Valkenberg Furber Law Group P.L.L.C.      1356 Frances Street                          1100 - 1055 West Hastings Street
 1325 Fourth Avenue, Suite 1200                Vancouver, B.C.  V5L 1Y9                     Vancouver, B.C.  V6E 2E9
 Seattle, Washington  98101-2509               CANADA                                       CANADA
 U.S.A.                                        Telephone:  (800) 656-6050                   Telephone:  (604) 443-7016
 Telephone:  (206) 464-0460                    Facsimile:  (604) 253-4501                   Facsimile:  (604) 443-7000
 Facsimile:  (206) 464-2857
--------------------------------------------------------------------------------------------------------------------------------


                      ----------------------------------
APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT WHICH RELATES TO THE CONTINUATION OF URBAN JUICE & SODA COMPANY LTD. ("URBAN CANADA") FROM THE PROVINCE OF BRITISH COLUMBIA INTO URBAN JUICE & SODA CO., A WYOMING CORPORATION ("URBAN WYOMING") PURSUANT TO THE ARTICLES OF CONTINUANCE DESCRIBED HEREIN.
                      ----------------------------------
If any of these securities being registered in this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. /X/

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

       If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

                       CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------------
                                                                    PROPOSED MAXIMUM       PROPOSED MAXIMUM           AMOUNT OF
    TITLE OF EACH CLASS OF SECURITIES TO BE      AMOUNT TO BE      OFFERING PRICE PER     AGGREGATE OFFERING        REGISTRATION
                  REGISTERED                     REGISTERED(1)            SHARE                 PRICE(1)                FEE(2)
----------------------------------------------------------------------------------------------------------------------------------
 Common Shares, without par value                  19,150,163            US$0.54             US$10,341,088             US$2,875
----------------------------------------------------------------------------------------------------------------------------------
 Total Registration Fee                                                                                                US$2,875
----------------------------------------------------------------------------------------------------------------------------------

(1) Based on the maximum number of Common Shares, without par value, of Urban Canada to be converted into Common Shares of Urban Wyoming upon effectiveness of the Articles of Continuance, including 3,999,999 Common Shares issuable upon exercise of currently outstanding warrants.

(2) Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended (the "Securities Act"), and computed pursuant to Rule 457(f) under the Securities Act by multiplying the average of the high and low prices of Urban Canada' Common Shares on April 6, 1999, as reported on the Vancouver Stock Exchange.

----------------------------------
       THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE
OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECAME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

           SUBJECT TO COMPLETION, DATED ________________, 1999


                        URBAN JUICE & SODA COMPANY LTD.
                          PRELIMINARY PROXY STATEMENT

                               ----------------

                       URBAN JUICE & SODA COMPANY LTD.
                    (a to-be-formed Wyoming corporation)
                                  PROSPECTUS

     This proxy statement/prospectus (the "Proxy Statement/Prospectus") is being furnished to shareholders of Urban Juice & Soda Company Ltd., a British Columbia corporation ("Urban Canada"), in connection with the solicitation of proxies by the Board of Directors of Urban Canada for use at the Annual General Meeting of Shareholders of Urban Canada to be held at ________________________ ________________, Vancouver, British Columbia, on May 28, 1999, at ______ a.m.,
local time for the purposes set forth herein and in the accompanying Notice of Annual General Meeting of Shareholders of Urban Canada. This Proxy Statement/Prospectus also constitutes a prospectus of Urban Juice & Soda Company Ltd., a to-be-formed Wyoming corporation ("Urban Wyoming"), with respect to Common Shares of Urban Canada that will become Common Shares of Urban Wyoming upon effectiveness of the continuation of Urban Canada into the State of Wyoming (the "Continuation") pursuant to Articles of Continuation to be filed by Urban Canada to effect the Continuation.

     Upon effectiveness of the Continuation, Urban Canada will continue to Wyoming as if it had been originally incorporated under the Wyoming Business Corporation Act and each outstanding Common Share of Urban Canada will become an outstanding Common Share of Urban Wyoming.

      The proposed Continuation is contingent upon, among other things, approval by the shareholders of Urban Canada. The proposed Continuation will be consummated as soon as practicable after such approval is obtained and the other conditions to the Continuation are satisfied or waived.

      This Proxy Statement/Prospectus and the accompanying forms of proxy are first being mailed to shareholders of Urban Canada on or about , 1999.


     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This proxy statement/prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

     This proxy statement/prospectus incorporates documents by reference which are not presented herein or delivered herewith. Such documents are available upon request from Jennifer L. Cue, Urban Juice & Soda Company Ltd., 1356 Frances Street, Vancouver, British Columbia, Canada V5L 1Y9, telephone
(604) 654-6050. In order to ensure timely delivery of the documents, any request should be made by a date five business days prior to the date on which the final investment decision must be made.

     The date of this Proxy Statement/Prospectus is _______________, 1999.

                               TABLE OF CONTENTS

AVAILABLE INFORMATION

INCORPORATION OF DOCUMENTS BY REFERENCE

CONVENTION

SUMMARY
     URBAN CANADA
     THE CONTINUATION
          INTRODUCTION
          CONTINUATION SPECIAL RESOLUTION
          ARTICLES OF CONTINUANCE
          EFFECT OF THE CONTINUATION
          APPRAISAL RIGHTS
          CONVERSION OF SHARES
          CONTINUING DISCLOSURE OBLIGATION

MARKETS AND MARKET PRICES
     COMMON SHARES
     COMMON SHARE PURCHASE WARRANTS

THE ANNUAL GENERAL MEETING
     MANAGEMENT SOLICITATION AND APPOINTMENT OF PROXIES
     REVOCATION OF PROXIES
     RECORD DATE; SHAREHOLDERS ENTITLED TO VOTE AT THE ANNUAL GENERAL MEETING
     VOTING OF SHARES AND PROXIES AND EXERCISE OF DISCRETION BY PROXYHOLDERS
          VOTING BY SHOW OF HANDS
          VOTING BY POLL
          APPROVAL OF RESOLUTIONS
          VOTING OF PROXIES AND EXERCISE OF DISCRETION BY PROXYHOLDERS
     SOLICITATION OF PROXIES
     TAX CONSEQUENCES OF THE CONTINUATION
     UNITED STATES INCOME TAX CONSEQUENCES OF THE CONTINUATION
     CANADIAN INCOME TAX CONSEQUENCES OF CONTINUATION
     SUMMARY
     DISCUSSION
          CONSEQUENCES TO URBAN CANADA
          CONSEQUENCES TO SHAREHOLDERS

INTEREST OF MANAGEMENT IN THE CONTINUATION

RIGHTS OF DISSENTING SHAREHOLDERS
     RIGHT OF DISSENT
     DISSENT PROCEEDINGS

URBAN CANADA BUSINESS

RISK FACTORS

URBAN CANADA MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS




MANAGEMENT
     EXECUTIVE COMPENSATION
          EXECUTIVE OFFICERS
          SUMMARY COMPENSATION TABLE
          COMPENSATION OF DIRECTORS
          DIRECT REMUNERATION
          OPTIONS, STOCK APPRECIATION RIGHTS AND OTHER RIGHTS TO PURCHASE
            SECURITIES
          SECURITIES UNDER OPTION
          DIRECTORS' AND OFFICERS' INSURANCE
          LONG-TERM INCENTIVE PLANS
          PENSION BENEFITS
          OTHER BENEFITS
     DESCRIPTION OF URBAN CANADA CAPTIAL STOCK
     COMMON SHARES
     COMMON SHARE PURCHASE WARRANTS
     TRANSFER AGENT AND REGISTRAR
     SHAREHOLDER'S RIGHTS UNDER THE WYOMING BUSINESS CORPORATION ACT
     THE CONSTATING DOCUMENTS
          AMENDMENTS TO CONSTATING DOCUMENTS
     SHARE CAPITAL
     APPOINTMENT OF DIRECTORS
     MANAGEMENT
     RIGHTS OF SHAREHOLDERS
     DISSENT RIGHTS UNDER THE WBCA

LEGAL MATTERS

APPENDIX A--ARTICLES OF CONTINUANCE

APPENDIX B--COMPANY ACT OF BRITISH COLUMBIA--DIVISION 2--DISSENT PROCEEDINGS

INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

UNDERTAKINGS

SIGNATURES

POWER OF ATTORNEY

EXHIBIT INDEX


                              AVAILABLE INFORMATION

       Urban Canada is subject to the informational requirements of the Securities Exchange Act of 1934 (United States), as amended (the "Exchange Act"), as applicable to foreign private issuers, and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such information, and the reports and other information filed with the Commission by Urban Canada can be inspected and copied at the Commission's public reference facilities located at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the following Regional Offices: 5670 Wilshire Boulevard, 11th Floor, Los Angeles, CA 90036-3648. Copies of such materials may also be obtained from the Commission at prescribed rates by mailing a request to the Public Reference Section of the Commission, at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

       Urban Wyoming has filed with the Commission a Registration Statement on Form S-4 (as amended and including the exhibits, the "Registration Statement") under the Securities Act of 1933 (United States), as amended (the "U.S. Securities Act"), covering the securities offered hereby. This Proxy Statement/Prospectus, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement. The Registration Statement, including the exhibits and schedules thereto, may be inspected without charge and copied, upon payment of prescribed fees, at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of such material and any part thereof may be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.


                   INCORPORATION OF DOCUMENTS BY REFERENCE

       Urban Canada's annual report on Form 20-F for the fiscal year ended December 31, 1998, filed with the Commission on April ___, 1999 (the "1998 Form 20-F"), and the description of the Shares included in Urban Canada's Registration Statement on Form 8-A, filed with the Commission on October 3, 1996, as amended, and Urban Canada's Form 6-K Report of Foreign Private
Issuer containing unaudited financial statements for the three months ended March 31, 1999, are hereby incorporated by reference herein. In addition, all filings on Form 20-F filed by Urban Canada pursuant to the Exchange Act, and, to the extent designated therein, any reports on Form 6-K deposited by Urban Canada with the Commission pursuant to the Exchange Act, after the initial filing of the Registration Statement of which this Proxy Statement/Prospectus forms a part and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference in this Proxy Statement/Prospectus and to be a part hereof from the date of filing of such documents. Any statement or information contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Proxy Statement/Prospectus to the extent that a statement or information contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement or such information. The modifying or superseding statement or information need not state that it has modified or superseded a prior statement or prior information or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement or the inclusion of modifying or superseding information shall not be deemed an admission that the modified or superseded statement or information, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission of a material fact required to be stated or necessary to make a statement or information not misleading in light of the circumstances in which it was made.

       Urban Canada will provide without charge to each person, including any beneficial owner, to whom this Proxy Statement/Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents which have been or may be incorporated by reference in this Proxy Statement/Prospectus, other than exhibits to such documents unless specifically incorporated by reference into the information that this Proxy Statement/Prospectus incorporates. Requests should be directed to Urban Canada at 1356 Frances Street, Vancouver, British Columbia, Canada V5L 1Y9,
Attention:  Jennifer L. Cue (Tel:  (604) 654-6050).

-----------------------------------------------------------------------

No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this Proxy Statement/Prospectus or in connection with the offer made hereby, and, if given or made, such information or representations must not be relied upon as having been authorized by Urban Canada. This Proxy Statement/Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to any person in any state or other jurisdiction in which such offer or solicitation is unlawful. The delivery of this Proxy Statement/Prospectus at any time does not imply that information contained herein is correct as of any time subsequent to its date.

                                  CONVENTION


       Financial information herein is expressed in Canadian dollars ("$") unless otherwise expressed in United States dollars ("US$"). Except as otherwise noted, financial data in this Proxy Statement/Prospectus are presented in accordance with generally accepted accounting principles as applied in Canada ("Canadian GAAP").

                                    SUMMARY

       THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE
IN THIS PROXY STATEMENT/PROSPECTUS. THIS SUMMARY IS NOT, AND IS NOT INTENDED TO BE, COMPLETE BY ITSELF. THIS PROXY STATEMENT/PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. URBAN WYOMING'S ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH UNDER "RISK FACTORS" AND ELSEWHERE IN THIS PROXY STATEMENT/PROSPECTUS. THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT/PROSPECTUS, THE APPENDICES ATTACHED HERETO AND THE DOCUMENTS REFERRED TO HEREIN. SHAREHOLDERS OF URBAN CANADA ARE URGED TO REVIEW CAREFULLY ALL OF THE INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS, THE ARTICLES OF CONTINUANCE ATTACHED HERETO AS APPENDIX A AND THE OTHER APPENDICES ATTACHED HERETO.

URBAN CANADA

       Urban Canada manufactures, markets and distributes a broad selection of "alternative" or "New Age" beverages. Urban Canada created in 1994 and launched in 1995 two proprietary brands, JONES SODA CO., "a traditional 90's soda," and WAZU, a natural spring water.

       Urban Canada was incorporated on December 23, 1986 under the British Columbia Company Act ("BCCA") under the name 2072 Investment Ltd. On September 25, 1987, Urban Canada changed its name to Republic Aircraft Manufacturing Corporation. On June 9, 1992, Urban Canada changed its name to International Republic Aircraft Manufacturing Corporation and finally to its present name on May 26, 1993.

THE CONTINUATION

       INTRODUCTION

       Management of Urban Canada is proposing that Urban Canada be continued out of British Columbia into the state of Wyoming (the "Continuation"), the result of which will be that Urban Canada will cease to be a British Columbia company governed by the provisions of the BCCA and will become a Wyoming company governed by the provisions of the Wyoming Business Corporations Act ("WBCA").

       Management contemplates that the Continuation into an American jurisdiction would provide potential business and tax benefits to Urban Canada.

       To effect the Continuation, Urban Canada will adopt and file Articles of Continuance (the "Articles of Continuance ") prepared in accordance with the WBCA with the Secretary of State of Wyoming that will replace its current Memorandum and Articles (the "British Columbia Memorandum and Articles"). A copy of the proposed Articles of Continuance, may be reviewed at the offices of Urban Canada's solicitors, Catalyst Corporate Finance Lawyers, 1100-1055 West Hastings Street, Vancouver, British Columbia, V6E 2E9 at any time during normal business hours.

       CONTINUATION SPECIAL RESOLUTION

       At the 1998 Annual General Meeting of the shareholders of Urban Canada (the "Meeting"), management of Urban Canada will ask the shareholders to approve the Continuation. Management will also seek the consent of the shareholders to not proceed with the Continuation in the event that the special resolution is passed by the shareholders at the Meeting and management subsequently concludes that it would not be in the best interests of Urban Canada to proceed with such matters. The following Continuation Special Resolution will be presented at the Meeting for approval. Under the BCCA, the approval of the shareholders must be by a special resolution.

       The following Continuation Special Resolution authorizes Urban Canada to proceed with the Continuation of Urban Canada into the State of Wyoming.

       "WHEREAS Urban Canada proposes to continue out of British Columbia and the provisions of the British Columbia Company Act ("BCCA") and into the State of Wyoming and the provisions of the Wyoming Business Corporations Act ("WBCA");

       AND WHEREAS the directors and officers wish to secure such general and specific approvals for the Continuation as may be required to comply with the BCCA, the WBCA, the British Columbia and Ontario Securities Acts and the policies of the Vancouver Stock Exchange (the "VSE");

       AND WHEREAS management may subsequently decide that it is not in the best interests of Urban Canada to proceed with such matters;

       RESOLVED, as a Special Resolution, that:

       (i) Urban Canada be authorized to make application to the British Columbia Registrar, the Secretary of State of the State of Wyoming (the "Secretary of State") and the VSE for consent and approval of the proposed continuation of Urban Canada into Wyoming;

       (ii) Urban Canada be hereby authorized to make application to the Secretary of State for a Certificate of Continuation continuing Urban Canada as if it had been originally incorporated under the WBCA;

       (iii) Urban Canada adopt the Articles of Continuance (the "Articles of Continuance") in the form approved by the directors of Urban Canada, to become effective when the Secretary of State issues a Certificate of Continuation continuing Urban Canada as if it had been originally incorporated under WBCA;

       (iv) upon the Continuation of Urban Canada into the State of Wyoming, Urban Canada be hereby authorized to file with the British Columbia Registrar a certified copy of the Wyoming Certificate of Continuation issued by the Secretary of State and request that the British Columbia Registrar remove Urban Canada from the register in British Columbia;

       (v) the directors of Urban Canada be hereby authorized, in their discretion, to abandon or amend the application for continuation of Urban Canada under the WBCA without further approval of the shareholders; and

       (vi) the directors and officers of Urban Canada, or any one of them, be hereby authorized and directed to perform all such acts, deeds and things and execute, under the seal of Urban Canada or otherwise, all such documents, agreements and other writings as may be required to give effect to the true intent of this resolution.

       ARTICLES OF CONTINUANCE

       The Articles of Continuance filed by Urban Canada with the Wyoming Secretary of State will contain:

       (i) a certified copy of its original articles of incorporation and all amendments thereto or its equivalent basic corporate charter or other authorization;

       (ii) the name of the corporation and the jurisdiction under the laws of which it is incorporated;

       (iii) the date of incorporation and the period of duration of the corporation;

       (iv)    the address of the principal office of the corporation;

       (v) the address of the proposed registered office of the corporation in the state of Wyoming and the name of its proposed registered agent in the state of Wyoming at the address;

       (vi) the purpose or purposes of the corporation which it proposes to pursue in the transaction of business in the state of Wyoming;

       (vii) the name and respective business address of the directors and officers of the corporation;

       (viii) a statement of the aggregate number of shares or other ownership units which the corporation has authority to issue, itemized by classes, par value of shares, shares without par value and series, it any, within a class;

       (ix) a statement of the aggregate number of issued shares or other ownership units itemized by classes, par value of shares, shares without par value and series, if any, within a class;

       (x) such additional information concerning capital structure or financial status as the Secretary of State deems necessary to establish fees;

       (xi) a statement that the corporation accepts the condition of the state of Wyoming in compliance with the requirements of Article 10, Section 5 of the Wyoming Constitution;

       (xii) any additional information necessary or appropriate to enable the Secretary of State to determine whether the corporation is entitled to a certificate of registration evidencing its authority to transact business in the state of Wyoming and to determine and to access any fees and taxes under the laws of the state of Wyoming; and

       (xiii) any additional information permitted in Articles of Incorporation under W.S. 17-16-202.

       EFFECT OF THE CONTINUATION

       The Continuation will not result in any change of the business of Urban Canada or its assets, liabilities, net worth or management, nor will the Continuation impair the rights of any creditors of Urban Canada. A particular shareholder's holding will not change. The Continuation is not, in itself, a reorganization, amalgamation or merger.

       The Continuation gives rise to a Right of Dissent (see "Rights of Dissenting Shareholders"). If the Right of Dissent is exercised by any of Urban Canada's shareholders entitled to do so and Urban Canada effects the Continuation, Urban Canada would be required to purchase for cash the dissenting shareholders' shares in Urban Canada at the fair value of the shares, determined as of the close of business on April 5, 1999. This could have an adverse effect on Urban Canada.

       On the completion of the Continuation, Urban Canada will become Urban Wyoming subject to the provisions of the WBCA. Urban Wyoming will establish a registered office in Wyoming and upon consummation of the Continuation, Urban Wyoming will file a Current Report on Form 8-K with the Commission to reflect the Continuation for the purposes of Section 15(d) of the Exchange Act.

       APPRAISAL RIGHTS

       If the Continuation is approved at the Annual General Meeting, shareholders who comply with the provisions of Section 207 of the BCCA, a copy of which is attached as Appendix B to this Proxy Statement/Prospectus, will be entitled to receive payment for their shares in accordance with such section. See "Rights of Dissenting Shareholders."

       CONVERSION OF SHARES

       The current share certificates representing Common Shares of Urban Canada will be deemed to represent an equivalent number of Common Shares of Urban Wyoming without further act on the part of Urban Canada shareholders. No exchange of certificates will be required. New certificates representing Common Shares of Urban Wyoming will only be issued upon transfers of Common Shares or at the request of a shareholder.

       CONTINUING DISCLOSURE OBLIGATION

       Notwithstanding the Continuation, Urban Canada will remain a "reporting issuer" in British Columbia and Ontario and as such it will continue to be obliged to prepare and issue news releases in British Columbia, file material change reports with the British Columbia Securities Commission ("BCSC") and the Ontario Securities Commission, prepare, file and provide to shareholders unaudited quarterly and audited annual financial statements, and otherwise comply with the British Columbia SECURITIES ACT, where applicable. Urban Canada's insiders (existing and future) will continue to be subject to the insider trading and reporting requirements of the British Columbia Securities Act and the Ontario Securities Act.

                          MARKETS AND MARKET PRICES

COMMON SHARES

       Urban Canada Common Shares are currently traded on the Vancouver Stock Exchange under the symbol "UJS." Urban Canada has not made any application to list the Common Shares on any exchange other than the VSE. On April ___, 1999, the closing sale price of Urban Canada Common Shares as reported on the VSE was $______ per share. There can be no assurance as to the actual market price of Urban Canada Common Shares prior to or at the time of the Continuation.

COMMON SHARE PURCHASE WARRANTS

       No trading market exists for the warrants and Urban Canada does not intend to request the listing of the Warrants on any exchange prior to or at the time of the Continuation.

                          THE ANNUAL GENERAL MEETING

       This Proxy Statement/Prospectus is being furnished to the shareholders of Urban Canada in connection with the solicitation by Urban Canada's Board of Directors of proxies for the Annual General Meeting. The Annual General Meeting will be held at the _______________, Vancouver, British Columbia at _____ a.m. local time on May 28, 1999, and at any adjournment or postponement thereof. The approximate date of mailing this Proxy Statement/Prospectus and the accompanying proxy card to the shareholders of Urban Canada is April 23, 1999.

MANAGEMENT SOLICITATION AND APPOINTMENT OF PROXIES

       The persons named in the accompanying form of proxy are nominees of Urban Canada's management. A member has the right to appoint a person (who need not be a member) to attend and act for and on the member's behalf at the Meeting other than the persons designated as proxyholders in the accompanying form of proxy. To exercise this right, the member must either:

       (a) on the accompanying form of proxy, strike out the printed names of the individuals specified as proxyholders and insert the name of the member's nominee in the blank space provided; or

       (b)     complete another proper form of proxy.

       To be valid, a proxy must be dated and signed by the member or by the member's attorney authorized in writing. In the case of a corporation, the proxy must be signed by a duly authorized officer of or attorney for the corporation.

       The completed proxy, together with the power of attorney or other authority, if any, under which the proxy was signed or a notarially certified copy of the power of attorney or other authority, must be delivered to Pacific Corporate Trust Company, of Suite 830 - 625 Howe Street, Vancouver, British Columbia, V6C 3B8, at least 48 hours (excluding Saturdays, Sundays and holidays) before the time that the Meeting is to be reconvened after any adjournment of the Meeting.


REVOCATION OF PROXIES

       A shareholder who has given a proxy may revoke it at any time before the proxy is exercised:


       (a)     by an instrument in writing that is:

               (i) signed by the member, the member's attorney authorized in writing or, where the member is a corporation, a duly authorized officer or attorney of the corporation; and

               (ii)   delivered to Pacific Corporate Trust Company of Suite
               830 - 625 Howe Street, Vancouver, British Columbia V6C 3B8 or to the registered office of Urban Canada at Suite 1100 - 1055 West Hastings Street, Vancouver, British Columbia, V6E 2E9 at any time up to and including the last business day preceding the day of the Meeting or any adjournment of the Meeting, or delivered to the Chairperson of the Meeting on the day of the Meeting or any adjournment of the Meeting before any vote on a matter in respect of which the proxy is to be used has been taken; or

       (b)     in any other manner provided by law.

RECORD DATE; SHAREHOLDERS ENTITLED TO VOTE AT THE ANNUAL GENERAL MEETING

       Holders of the Urban Canada Common Shares of record on the books of Urban Canada as of the close of business on April 22, 1999, the Record Date, will be entitled to notice of and to vote at the Annual General Meeting and any
adjournment or postponement thereof.   As of the Record Date, there were
outstanding ____________ Common Shares of Urban Canada.

       Shareholders should not forward any stock certificates with their proxy cards. If the Continuation is consummated, certificates representing Common Shares of Urban Canada will be deemed to represent Common Shares of Urban Wyoming.


VOTING OF SHARES AND PROXIES AND EXERCISE OF DISCRETION BY PROXYHOLDERS

       VOTING BY SHOW OF HANDS

       Voting at the Meeting generally will be by a show of hands, with each member present in person being entitled to one vote.

       VOTING BY POLL

       On any poll, the persons named in the enclosed Form of Proxy will vote the shares in respect of which they are appointed and, where directions are given by the Member in respect of voting for or against any resolution, will do so in accordance with such direction.

       APPROVAL OF RESOLUTIONS

       To approve a motion for an ordinary resolution, a simple majority of the votes cast in person or by proxy will be required; to approve a motion for a special resolution, a majority of not less than 75% of the votes cast in person or by proxy will be required.

       VOTING OF PROXIES AND EXERCISE OF DISCRETION BY PROXYHOLDERS

       A member may indicate the manner in which the persons named in the accompanying form of proxy are to vote with respect to a matter to be acted upon at the Meeting by marking the appropriate space. If the instructions as to voting indicated in the proxy are certain, the shares represented by the proxy will be voted or withheld from voting in accordance with the instructions given in the proxy.

       If the member specifies a choice in the proxy with respect to a matter to be acted upon, then the shares represented will be voted or withheld from the vote on that matter accordingly. If no choice is specified in the proxy with respect to a matter to be acted upon, the proxy confers discretionary authority with respect to that matter upon the proxyholder named in the accompanying form of proxy. It is intended that the proxyholder named by management in the accompanying form of proxy will vote the shares represented by the proxy in favour of each matter identified in the proxy and for the nominees for the directors of Urban Canada set out herein and the auditor.

       The accompanying form of proxy also confers discretionary authority upon the named proxyholder with respect to amendments or variations to the matters identified in the accompanying Notice of Meeting and with respect to any other matters which may properly come before the Meeting. As of the date of this Proxy Statement/Prospectus, management of Urban Canada is not aware of any such amendments or variations, or any other matters, that will be presented for action at the Meeting other than those referred to in the accompanying Notice of Meeting. If, however, other matters that are not now known to management properly come before the Meeting, then the persons named in the accompanying form of proxy intend to vote on them in accordance with their best judgment.

SOLICITATION OF PROXIES

       It is expected that solicitations of proxies will be made primarily by mail and possibly supplemented by telephone or other personal contact by directors, officers and employees of Urban Canada without special compensation. Urban Canada may reimburse members' nominees or agents (including brokers holding shares on behalf of clients) for the costs incurred in obtaining authorization to execute forms of proxy from their principals. The costs of solicitation will be borne by Urban Canada.

TAX CONSEQUENCES OF THE CONTINUATION


UNITED STATES INCOME TAX CONSEQUENCES OF THE CONTINUATION

       The following is a general summary of certain United States federal income tax consequences, under current law, generally applicable to a U.S. Holder (as defined below) of Urban Canada's Shares with respect to the Continuation. This summary does not address all potentially relevant United States federal income tax matters and does not take into account or anticipate any state, local or foreign tax considerations.

       The following summary is based upon the sections of the INTERNAL
REVENUE CODE OF 1986, as amended (the "Code"), Treasury Regulations, published Internal Revenue Service ("IRS") rulings, published administrative positions of the IRS and court decisions that are currently applicable, any or all of which could be materially and adversely changed, possibly on a retroactive basis, at any time.

       This commentary is generally applicable to a holder of Urban Canada's Shares who is a U.S. citizen or U.S. resident individual, a U.S. domestic corporation or partnership, or a U.S. trust or estate ("U.S. Holders"). This summary does not address the tax consequences to persons subject to specific provisions of United States federal income tax law. This summary is limited to shareholders who own shares in Urban Canada as capital assets.

       This summary of U.S. tax consequences is for general information only and it is not intended to be, nor should it be construed to be, legal or tax advice to any holder or prospective holder of Urban Canada's shares. Accordingly, holders and prospective holders of Urban Canada's shares should consult their own tax advisors about the federal, state, local, and foreign tax consequences of the continuation.

       The Continuation could be a taxable event to a U.S. Holder who holds 10% or more of the voting shares of Urban Canada ("a 10% U.S. Shareholder"), including shares held directly, indirectly and constructively, to the extent that Urban Canada has current or accumulated earnings and profits, subject to certain adjustments and special calculations (the "All Earnings and Profits Amount"). A 10% U.S. Shareholder is required to include as ordinary income an amount equal to his pro rata share of Urban Canada's All Earnings and Profits Amount. It is the expectation of Management that there should be no All Earnings and Profits Amount at the time of the Continuation.

       The Continuation will be a taxable event to a U.S. Holder who holds shares in Urban Canada during any year in which Urban Canada is a passive foreign investment company ("a PFIC"), with the exception of a U.S. Holder who has made an election to treat Urban Canada as a qualified electing fund ("QEF"). A foreign corporation is a PFIC for any taxable year during which 75% or more of its gross income is passive income, including interest, dividends and certain capital gains, or 50% or more of the average fair value of its assets are assets that produce or are held to produce passive income. Management believes that Urban Canada qualifies as a PFIC for its current taxable year and qualified as a PFIC for its three previous taxable years.

       A U.S. Holder who owns shares in Urban Canada during any year in which Urban Canada qualified as a PFIC and who did not make a timely QEF election will be required to pro rate any gains realized on the Continuation to the years in which the U.S. Holder held the shares and pay tax on the gains at the
highest tax rate for each such year.   In addition, the U.S. Holder will be
liable for interest on the tax liability, calculated as if the liability had been due in each such year.

       A U.S. Holder who has made a timely QEF election will not be required to recognize gain on the Continuation under the PFIC rules. A U.S. Holder can make a QEF election in the first year in which he or she holds shares of Urban Canada and in which Urban Canada qualifies as a PFIC by filing certain documents with his or her timely filed U.S. income tax return for that year.
In addition to filing such documents, a U.S. Holder who makes a QEF election in any succeeding year will be required to recognize gain on the shares of Urban Canada as if he or she sold the shares at fair value on the election date, pro rate such gains to the years in which he or she held the shares and pay tax and an interest charge as described above. There are additional consequences to making a QEF election and U.S. Holders are advised to consult their tax advisors.

       Effective for tax years beginning after December 31, 1997, U.S. Holders who hold marketable shares of a PFIC may elect to annually mark such shares to market. In general, this election exempts a U.S. taxpayer who holds shares of a PFIC from the rules described above and requires such a taxpayer to mark his or her shares to market at the end of each taxable year, recognizing ordinary income and, in certain circumstances ordinary losses in each year. However, any disposition of shares in the first year such as election is made, as well as a gain recognized on marking the shares to market at the end of such year, will be taxed as if the U.S. Holder disposed of shares of a PFIC for which he or she had not made a QEF election. U.S. Holders considering such an election are advised to consult their tax advisors.

CANADIAN INCOME TAX CONSEQUENCES OF CONTINUATION

       This commentary will serve to summarize the Canadian income tax consequences, for both shareholders and Urban Canada, of the Continuation.

       This summary is based on the current provisions of the Canadian Income Tax Act (the "Act") the regulations to the Act and any proposed amendments to the Act publicly announced before the date of this Proxy Statement/Prospectus. It is assumed that any proposed amendments will be enacted in their present form and that no other relevant amendments will come into force. However, there can be no certainty in this regard.

       The summary does not take into account or anticipate any other changes in law, whether by judicial, governmental or legislative decision or action, nor does it take into account the tax legislation of any province, state or other local jurisdiction. Tax law and regulations, the judicial interpretation of them and the administrative practices of tax authorities are constantly changing. No assurances can be provided that any of the foregoing will not be changed in a manner that will fundamentally alter the tax consequences to Urban Canada or to any particular shareholder.

       The tax summary is generally applicable to shareholders of Urban Canada who are individuals (except where expressly noted otherwise), who hold their shares in Urban Canada as capital property and who deal at arm's length with Urban Canada. This summary generally does not address the tax consequences of entities subject to specific provisions of Canadian income tax law.

       No advance tax ruling or interpretation has been sought from any tax authority with respect to any of the transactions discussed herein.

       This summary is of a general nature only and is not intended to constitute advice to any particular shareholder. Each shareholder should seek independent advice based upon the particular circumstances of that shareholder.

SUMMARY

       The principal tax consequences of the Continuation would be as follows:

       (i) Urban Canada will cease to be resident in Canada for tax purposes.

       (ii) Urban Canada will be deemed to have disposed of all of its assets for proceeds equal to their fair market value. Management of Urban Canada is of the view that the fair market value of the assets does not exceed their tax cost, although an independent valuation has not been undertaken.

       (iii) There will be a deemed taxation year end immediately prior to the time of the Continuation and a new taxation year will commence at that time.

       (iv) The deemed year end will shorten the time for which Urban Canada's non-capital losses may be carried forward and will restrict the use of losses from prior years to the extent there is Canadian source income.

       (v) An additional tax would be payable equal to 5% of the amount by which the fair market value of Urban Canada's assets exceeds the aggregate of its paid up capital and any debts owing.
               Management of Urban Canada is of the view that the fair market value of its assets is such that this tax should not be payable.

       (vi) Dividends received by individual shareholders resident in Canada will not be eligible for the dividend tax credit. As such, the effective tax rate on dividends received by Canadian resident shareholders will be higher.

       (vii) Canadian resident shareholders that are companies will be subject to tax on dividends paid by Urban Canada unless Urban Canada qualifies as a foreign affiliate of the Canadian resident shareholder.

       (viii) Shares of Urban Canada will constitute "foreign property" for RRSP purposes, and accordingly will fall into the 20% limitation for such property within a registered plan.

       (ix) Once Urban Canada continues out of Canada it will generally be subject to U.S. tax only on its worldwide income. However, certain income earned in Canada may still be subject to Canadian tax (as would income earned in other jurisdictions likely be subject to tax in those jurisdictions).

DISCUSSION

       CONSEQUENCES TO URBAN CANADA

       (a)     Residency

               Effecting the Continuation will result in Urban Canada ceasing to be resident in Canada for Canadian domestic tax purposes. As such, it will no longer be subject to Canadian tax on its worldwide income, but will instead be subject to U.S. State and Federal tax. Urban Canada may, however, continue to be subject to Canadian tax on certain Canadian source income.

       (b)     Deemed Year End

               When Urban Canada ceases to be resident in Canada, it will have a deemed taxation year end immediately prior to that time and a new taxation year will commence at that time. If Urban Canada were in a tax paying position and if the deemed year end occurs prior to the normal fiscal year end, that will result in an acceleration of the tax payable. Further, to the extent that non-capital losses may only be carried forward for a period of seven fiscal years, if the deemed year end occurs other than on the normal year end, there will be a shortening of the period of time for which those losses are available for carry forward.

       (c)     Use of Tax Losses

               When Urban Canada ceases to be resident in Canada, there will be a deemed disposition of Urban Canada's assets (discussed further below). To the extent that gains arise on the deemed disposition, it will be necessary to utilize some of Urban Canada's accrued losses to offset those gains. In addition, once Urban Canada is no longer resident in Canada, its losses from prior years may be utilized in Canada only to the extent that there is Canadian source income.

       (d)     Deemed Disposition of Property

               On Continuation, Urban Canada will be deemed to have disposed of all of its assets at fair market value immediately before its deemed year end and to have reacquired those assets at that same fair market value immediately after its deemed year end. The fair market value of Urban Canada's depreciable assets may be equal to their book value, although that is difficult to determine with accuracy without an independent valuation. This would be especially so in the case of goodwill. Urban Canada has not undertaken an independent valuation of its assets. If gains were to arise on the resulting deemed disposition of assets on Continuation which exceed Urban Canada's losses available for carryforward, then tax would therefore be payable as a result of the Continuation. However, management of Urban Canada is of the view that the value of Urban Canada's assets does not exceed their tax cost, and therefore that no adverse tax consequences should arise for Urban Canada as a result of the deemed disposition of assets on continuation.

               (i)    Eligible Capital Property

                      Any gain on the deemed disposition of goodwill will be
               treated as a gain in respect of eligible capital property, three quarters of which will be subject to tax depending on Urban Canada's cumulative eligible capital account balance. Again, no independent valuation of Urban Canada's goodwill has been undertaken in this regard, and it is not known whether any tax liability will arise in respect of the disposition of goodwill as a result of the Continuation.

               (ii)   Capital Property

                      The deemed disposition will give rise to capital gains
               to Urban Canada where the fair market value of capital properties held by Urban Canada exceeds their adjusted cost base, and capital losses where the fair market value of capital properties held by Urban Canada are exceeded by their adjusted cost base on the date of the Continuation. Three quarters of any capital gain will constitute a taxable capital gain which is taxed as ordinary income. Three quarters of any capital losses will constitute an allowable capital loss, which may be deducted from Canadian taxable capital gains for the current year, the prior three years or any subsequent year.

               (iii)  Depreciable Property

                      Where property other than capital property or eligible
               capital property is deemed to be disposed of on ceasing to be resident, an income gain (or loss) will be realized, depending on whether the fair market value of such inventory exceeds (or is exceeded by) the cost amount of such property. For depreciable capital property, recapture may arise to the extent that the fair market value of the property as of the date of the Continuation exceeds the undepreciated capital cost of the property. A terminal loss will arise where the fair market value of the property as of the date of the Continuation is exceeded by the undepreciated capital cost of the property. Recapture and terminal losses are treated in the same manner as ordinary income gains or losses and are either included in, or deducted from, other income, as the case may be.

               (iv)   Other Issues

                      As noted above, Urban Canada's losses for carry forward
               in Canada may at least partially offset the tax consequences of the deemed disposition on continuation. However, use of such losses in this manner will of course mean that such losses will not be available to offset future income in Canada. Further, it cannot be determined with certainty whether such losses will be sufficient to offset all gains or income amounts arising out of the Continuation, although it is the expectation of the management of Urban Canada that no taxable gains or income amounts will arise out of the Continuation.

       (e)     Secondary Tax on Continuation

               Apart from the tax payable by Urban Canada on the deemed disposition on continuation, an additional tax may be payable determined by reference to the amount by which the fair market value of Urban Canada's assets exceeds the aggregate of its paid up capital and the amount of any debts owing by Urban Canada.

               This additional layer of tax is designed to approximate the dividend withholding tax that would be payable if Urban Canada were to be wound up rather than continuing in the State of Wyoming. As is the case with dividends, the Act provides that the effective rate of this secondary tax may be reduced pursuant to a tax treaty to the rate provided in the applicable treaty for dividends paid by a Canadian resident Company to a U.S. shareholder. As of the date of the Continuation, the rate of such tax will accordingly be reduced from 25% to 5%, pursuant to the Canada-U.S. Tax Treaty. It is the expectation of the management of Urban Canada that the fair market value of its assets does not exceed the aggregate of its paid-up capital and debts owing, and therefore this secondary tax ought not apply.

       CONSEQUENCES TO SHAREHOLDERS

       If Urban Canada ceases to be a resident of Canada for tax purposes and becomes resident in the U.S. pursuant to the Continuation, then there will be no material adverse Canadian tax consequences for shareholders not resident in Canada, except that different withholding rates on dividends may potentially apply. However, the tax consequences to Canadian resident shareholders in that circumstance will depend on whether they are individuals, companies, or deferred income plans such as RRSP's.

       Residents of Canada are taxed in Canada on their worldwide income. As such any dividend income paid by Urban Canada once it is resident in the United States to Canadian resident shareholders who are individuals will be taxed in full in Canada at the shareholder's marginal rates of tax. Such income will no longer be eligible for the dividend tax credit, which results in a lower effective tax rate for dividend income from Canadian resident companies. Assuming that Urban Canada only has income from active business, there will not be any other material Canadian tax consequences to Canadian resident shareholders who are individuals in respect of Urban Canada becoming a non-resident of Canada.

       Canadian resident companies who are shareholders of Urban Canada once it becomes a non-resident of Canada will be subject to Canadian tax on dividends paid by Urban Canada unless certain requirements are met. In order for more favourable treatment to apply, Urban Canada must constitute a "foreign affiliate" of its Canadian resident shareholder. That requires that the Canadian resident shareholder, either alone or together with non-arm's length persons, own at least 10% of a class of the shares of Urban Canada. Where Urban Canada is a foreign affiliate of the Canadian resident corporate shareholder, a deduction will be available to the Canadian resident shareholder for dividends paid out of Urban Canada's "exempt surplus" (which is effectively the active business income of Urban Canada to the extent that it is earned in a country with which Canada has a tax treaty, such as the United States) and to the extent of any underlying foreign tax paid by Urban Canada.

       Deferred income plans such as RRSP's, deferred profit sharing plans ("DPSP") and registered retirement income funds ("RRIF") may be affected as a consequence of Continuation. Shares of Urban Canada will, on continuation, constitute foreign property for such plans. The cost amount of foreign property held by an RRSP, RRIF or DPSP cannot exceed 20% of the cost amount of all property held by such plans. If the cost amount of foreign property does exceed 20% of the total cost amount of all property held by the plan, an additional monthly tax equal to 1% of such excess will apply 24 months after the property became foreign property, if the 20% threshold is still met at that time.

       A Canadian resident is required under the Act to disclose his or her foreign property holdings if the aggregate cost amount of such holdings exceeds $100,000. A Canadian resident holder of shares of Urban Canada could be subject to these reporting requirements after Continuation.

                  INTEREST OF MANAGEMENT IN THE CONTINUATION

       Other than as disclosed under "Summary," no director or senior officer of Urban Canada at any time since the beginning of Urban Canada's most recently completed financial year, no proposed nominee for election as a director of Urban Canada and no associate or affiliate of any person has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in the Continuation, except for any interest arising from the ownership of shares of Urban Canada where the shareholder will receive no extra or special benefit or advantage not shared on a pro-rata basis by all holders of shares in the capital of Urban Canada.

                     RIGHTS OF DISSENTING SHAREHOLDERS

RIGHT OF DISSENT

       The BCCA provides that shareholders are entitled to dissent in respect of certain actions proposed to be taken by a corporation. If a corporation proposes to:

       (i) amend its articles to add, change or remove any provisions restricting or constraining the issue, transfer or ownership of shares;

       (ii) amend its articles to add, change or remove any restrictions on the business the corporation may carry on;

       (iii)   amalgamate with another corporation;

       (iv)    continue out of the jurisdiction of the BCCA;

       (v) sell, lease or exchange all or substantially all of its property;

       (vi) to offer financial assistance for the purpose of purchasing shares or convertible debt obligations of Urban Canada or on the security of a pledge of or charge on shares of Urban Canada given by that person to Urban Canada, or in any other case, unless there are reasonable grounds for believing that, or the directors are of the opinion that, the giving of financial assistance is in the best interests of Urban Canada;

       (vii) to convert from a specially limited company (as defined in s. 243 of Urban Canada Act); and

       (viii) to transfer or sell the whole or part of its business or property to another company when it is being wound-up and for the transfer or sale, the members of Urban Canada being wound-up receive shares, debentures or other title interests from the other company.

       A shareholder may exercise a right of dissent and is entitled to be paid the fair value of the shareholder's shares as determined by agreement of the parties or failing which, by order of the court.

DISSENT PROCEEDINGS

       Shareholders of Urban Canada may, under certain circumstances and by following the procedure prescribed by the BCCA, exercise appraisal rights and receive cash for their Common Shares of Urban Canada. The shareholders exercising appraisal rights under the BCCA must follow the appropriate procedures under the BCCA or suffer the termination or waiver of such rights.

       A shareholder of Urban Canada electing to exercise appraisal rights must, at least two days prior to the Urban Canada Annual General Meeting, perfect his, her or its appraisal rights by demanding in writing from Urban Canada the appraisal of his, her or its Common Shares of Urban Canada, as provided in Section 37 of the BCCA. A holder who elects to exercise appraisal rights should mail or deliver his, her or its written demand to Urban Canada at 1356 Frances Street, Vancouver, British Columbia, Canada V6L 1Y9,
Attn: Corporate Secretary. The demand should specify the holder's name and mailing address, the number of Common Shares of Urban Canada owned and that such holder is demanding appraisal of his, her or its shares. Only a holder of record of Common Shares of Urban Canada (or his, her or its duly appointed representative) is entitled to assert appraisal rights for the shares registered in that holder's name.

       Section 207 of the BCCA ("Section 207") applies after a holder of Urban Canada Common Shares has given the above-mentioned notice of dissent. If a holder exercises appraisal rights in connection with the Continuation under
Section 207, any Common Shares of Urban Canada in respect of which such rights have been exercised and perfected will not be converted into Common Shares of Urban Wyoming but instead will be converted into the right to receive such consideration as may be determined by the Supreme Court of British Columbia (the "Court") to be due with respect to such shares pursuant to the laws of the province of British Columbia.

       A holder of Urban Canada Common Shares who has made a valid written demand and who has not voted in favor of approval and adoption of the Articles of Continuance and approval of the Continuation will be entitled to have their Common Shares of Urban Canada appraised by the Court and to receive payment of the "fair value" of such shares as of the date on which the Continuation Special Resolution was passed, including any appreciation or depreciation in anticipation of the vote on the Continuation Special Resolution.

       If any holder of Common Shares of Urban Canada who demands appraisal under Section 207 effectively withdraws or loses his, her or its right to appraisal, the shares of such holder will be converted into a right to receive that number of shares of Urban Wyoming Common Stock as is determined in accordance with the Articles of Continuance. A holder will effectively lose his right to appraisal if he, she or it votes in favor of approval and adoption of the Articles of Continuance and approval of the Continuation.

                            URBAN CANADA BUSINESS

       Incorporated by reference from the 1998 Form 20-F.


                                 RISK FACTORS

       Incorporated by reference from the 1998 Form 20-F.


 URBAN CANADA MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                            RESULTS OF OPERATIONS

       Incorporated by reference from the 1998 Form 20-F.


                                   MANAGEMENT

       Incorporated by reference from the 1998 Form 20-F.

EXECUTIVE COMPENSATION

       EXECUTIVE OFFICERS

       For purposes of this Proxy Statement/Prospectus, "executive officer" of Urban Canada means an individual who at any time during the year was the Chair or a Vice-Chair of Urban Canada where the person performed the functions of such office on a full-time basis; the President of Urban Canada; any Vice-President of Urban Canada in charge of a principal business unit such as sales, finance or production; any officer of Urban Canada or of a subsidiary of Urban Canada; or any other person who performed a policy-making function in respect of Urban Canada.

       The summary compensation table below discloses compensation paid to the following individuals:

       (a)     Urban Canada's chief executive officer ("CEO");

       (b) each of Urban Canada's four most highly compensated executive officers, other than the CEO, who were serving as executive officers as at the end of the most recently completed financial year and whose total salary and bonus exceeds $100,000 per year; and

       (c) any additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as an executive officer of Urban Canada at the end of the most recently completed financial year

                  (each, a "Named Executive Officer").

       Urban Canada currently has one Named Executive Officer, who is Peter Van Stolk (Chief Executive Officer and President).

       SUMMARY COMPENSATION TABLE

       The following table contains a summary of the compensation paid to the Named Executive Officer during the three most recently completed financial years.


                                       ANNUAL COMPENSATION                   LONG TERM COMPENSATION
                                                                                AWARDS             PAYOUTS
                                                            OTHER      SECURITIES   RESTRICTED                         ALL OTHER
                                                            ANNUAL       UNDER      SHARES OR                         COMPENSATION
                                                         COMPENSATION    OPTIONS/   RESTRICTED
                                                                         SARS(1)    SHARE UNITS    LTIP(2) PAYOUTS
 NAME AND PRINCIPAL   YEAR ENDED    SALARY      BONUS                    GRANTED
      POSITION                       ($)         ($)         ($)          (#)                            ($)               ($)
            ($)

 Peter Van Stolk,    Dec. 31/96      $50,000     Nil      61,760(3)      70,000        Nil              Nil               Nil
 CHIEF EXECUTIVE
 OFFICER             Dec. 31/97      $54,885     Nil         Nil        295,000        Nil              Nil               Nil

                     Dec. 31/98           $-     Nil          $-           -           Nil              Nil               Nil



(1) "SAR" or "stock appreciation right" means a right granted by Urban Canada, as compensation for services rendered, to receive a payment of cash or an issue or transfer of securities based wholly or in part on changes in the trading price of publicly traded securities of Urban Canada.
(2) "LTIP" or "long term incentive plan" means any plan that provides compensation intended to serve as incentive for performance to occur over a period longer than one financial year, but does not include option or stock appreciation right plans or plans for compensation through restricted shares or restricted share units.

(3) In October 1995, Mr. Van Stolk sold 100,000 unrestricted, free trading common shares to an unaffiliated Canadian institutional investor at below fair market value, and subsequently reinvested the proceeds in a private placement for 100,000 restricted common shares and 100,000 common share purchase warrants at fair market value in order to provide interim financing to Urban Canada. The sale of free trading common shares and the taking of a similar position with restricted common shares was necessary since rules precluded the institutional investor from investing in the restricted common shares. Urban Canada agreed that, due to the reduced liquidity of the restricted common shares sold to Mr. Van Stolk and the income taxes realized on the deemed disposition of Mr. Van Stolk's free trading common shares, it would reimburse Mr. Van Stolk for the tax liability in connection with the transactions.

       COMPENSATION OF DIRECTORS

       None of the Directors of Urban Canada has received any remuneration for acting as Director of Urban Canada except for the incentive stock options as disclosed below. In addition, Directors are paid out of pocket expenses incurred in attending Board of Directors and committee meetings of the Board.

       DIRECT REMUNERATION

       The aggregate direct remuneration paid or payable by Urban Canada whose financial statements are consolidated with those of Urban Canada to the directors and senior officers of Urban Canada was $-.

OPTIONS, STOCK APPRECIATION RIGHTS AND OTHER RIGHTS TO PURCHASE SECURITIES

       The following table sets out the incentive stock options and stock appreciation rights granted to the Named Executive Officer during Urban Canada's most recently completed financial year.

                                                                                              MARKET VALUE OF
                                                          % OF TOTAL                            SECURITIES
                                                         OPTIONS/SARS                           UNDERLYING
                               SECURITIES UNDER           GRANTED TO        EXERCISE OR     OPTIONS/SARS ON THE
                           OPTIONS/SARS GRANTED (#)      EMPLOYEES IN        BASE PRICE        DATE OF GRANT       EXPIRATION DATE
           NAME                                         FINANCIAL YEAR      ($/SECURITY)       ($/SECURITY)
 Peter Van Stolk



       Since the beginning of Urban Canada's most recently completed financial year, the following options and other rights to purchase securities of Urban Canada were granted to the directors and senior officers of Urban Canada, as a group:

                                                                                                         PRICE RANGE OF THE COMMON
                                                          DATE OF GRANT/EXPIRY  CONSIDERATION RECEIVED    SHARES FOR THE 30 DAYS
                                       EXERCISE PRICE PER         DATE               FOR THE GRANT          PRECEDING THE GRANT
       SECURITIES UNDER OPTION               SHARE



       Since the beginning of Urban Canada's most recently completed financial year, no options and other rights to purchase securities of Urban Canada were exercised by the directors and senior officers of Urban Canada.

DIRECTORS' AND OFFICERS' INSURANCE

       Urban Canada maintains directors' and officers' insurance for its Directors and officers as well as those of its subsidiaries as a group. The yearly coverage limit of such insurance is US$3,000,000 per occurrence and US$3,000,000 in the aggregate, subject to a corporate deductible of US$50,000 per loss on non-securities claims and US$150,000 per loss on securities claims. A premium of US$40,000 plus CDN $2,000 was paid by Urban Canada in the last completed fiscal year with respect to the period October 9, 1997 to October 9, 1998.

       LONG-TERM INCENTIVE PLANS

       During the financial year ended December 31, 1998, there were no payments made to directors or senior officers pursuant to the long-term incentive plan.

       PENSION BENEFITS

       Urban Canada currently has no pension benefits arrangement under which Urban Canada has made payments to the directors and senior officers of Urban Canada during its most recently completed financial year or intends to make payments to Urban Canada's directors and senior officers upon their retirement (other than the payments set out above and those made, if any, pursuant to the Canada Pension Plan or any government plan similar to it).

       OTHER BENEFITS

       Urban Canada did not pay any remuneration (other than the payments set out above and those made pursuant to the Canada Pension Plan or any government plan similar to it and payments to be made for, or benefits to be received from, group life or accident insurance, group hospitalization or similar group benefits or payments) pursuant to any existing plan or arrangement during Urban Canada's most recently completed financial year to the directors and senior officers of Urban Canada, as a group, directly or indirectly. Urban Canada does do not propose to make any payments, directly or indirectly, in the future to the directors and senior officers of Urban Canada, as a group, pursuant to such a plan or arrangement.

DESCRIPTION OF URBAN CANADA CAPITAL STOCK

       The authorized capital of Urban Canada consists of 100,000,000 Common Shares. The following summary description of Urban Canada capital stock is qualified in its entirety by reference to the Memorandum and Articles of Urban Canada, copies of which are filed as exhibits to the Registration Statement on Form 8-A, filed with the Commission on October 3, 1996, as amended, and Urban Canada's Form 6-K Report of Foreign Private Issuer containing unaudited financial statements for the three months ended March 31, 1999.

COMMON SHARES

       Urban Canada is authorized to issue 100,000,000 common shares without par value of which 15,150,l64 common shares are issued and outstanding as of March 15, 1999. The common shares are all of the same class and rank equally as to dividends, voting powers and participation in assets. No common shares are subject to call or assessment. There are no pre-emptive or conversion rights and no provisions for redemption, retraction, purchase for cancellation, surrender or sinking or purchase funds. Provisions as to the modification, amendment or variation of such rights or such provisions are contained in the Company Act (British Columbia).


COMMON SHARE PURCHASE WARRANTS

       Urban Canada issued 3,999,999 warrants in connection with a private placement. Two warrants entitle the holder thereof to purchase one Common Share.

TRANSFER AGENT AND REGISTRAR

       The transfer agent and registrar for the Urban Canada Common Shares is Pacific Corporate Trust Company, whose address is 830-625 Howe Street, Vancouver, British Columbia, V6C 3B8.

SHAREHOLDER'S RIGHTS UNDER THE WYOMING BUSINESS CORPORATION ACT

       The following is a discussion of the material provisions of the WBCA. This discussion includes, where relevant, a summary of certain differences between the WBCA and the BCCA, However, the following summary is not intended to be exhaustive and its focus is primarily upon shareholder rights and safeguards. Nothing that follows should be construed as legal advice to any particular shareholder of Urban Canada and shareholders should consult with their own legal advisors respecting all of the implications of the continuation.

THE CONSTATING DOCUMENTS

       Under the BCCA, a British Columbia company is required to have constating documents made up of a Memorandum and Articles. Under the WBCA, a Wyoming company which has continued from another jurisdiction is required to have constating documents made up of Articles of Continuance. The Articles of Continuance will set forth Urban Canada's name and authorized share capital and take the place of Urban Canada's current Memorandum.

       AMENDMENTS TO CONSTATING DOCUMENTS

       Both the WBCA and the BCCA require shareholders to approve substantive changes to the constating documents of a company. However, the requisite majority of votes necessary to approve substantive changes to the constating documents under the BCCA is 75% (3/4) of the votes cast whereas under the WBCA a simple majority of 50% of shareholders entitled to vote on the proposed resolution is required. In the case of certain fundamental changes, such as the alteration of special rights and restrictions attached to issued shares or a proposed amalgamation or continuation to another jurisdiction, a resolution similarly approved by each class of shares is also required. Unlike the BCCA, the WBCA does not require certain significant corporate actions to be approved by a Special Resolution.

SHARE CAPITAL

       Upon the completion of the Continuation and the adoption of the proposed new Articles of Continuance, the authorized share capital of Urban Wyoming will consist of 100,000,000 common shares without par value. Urban Wyoming will have only one kind and class of shares and there will be no unusual rights or restrictions attached to that class. All of the current issued common shares of Urban Canada will be converted into shares of this class automatically without any further action by the shareholders.

       All of the common shares of Urban Canada in this new class will rank equally as to voting rights, participation in a distribution of the assets of Urban Wyoming on a liquidation, dissolution or winding-up of Urban Canada and the entitlement to dividends. The holders of the common shares will be entitled to receive notice of all meetings of shareholders and to attend and vote the shares at the meetings. Each common share will carry with it the right to one vote.

       In the event of the liquidation, dissolution or winding-up of Urban Wyoming or other distribution of its assets, the holders of the common shares will be entitled to receive, on a pro rata basis, all of the assets remaining after Urban Wyoming has paid out its liabilities. Distribution in the form of dividends, if any, will be set by the board of directors.

       Provision as to the modification, amendment or variation of the rights attached to the new class of common shares of Urban Wyoming will be contained in Urban Wyoming's Articles of Continuance and the WBCA. Generally speaking, substantive changes to the share capital require the approval of the shareholders by majority resolution.

APPOINTMENT OF DIRECTORS

       Under the WBCA, the directors of Urban Wyoming will be elected by the shareholders at each annual general meeting and typically hold office until the next annual general meeting at which time they may be re-elected or replaced. Individuals appointed as directors to fill vacancies on the board or added as additional directors hold office like any other director until the next annual general meeting at which time they may be re-elected or replaced. A director may be removed between annual meetings by way of a shareholder resolution passed in that regard at a meeting of the shareholders called for that purpose.

MANAGEMENT

       The board of directors will be responsible for the overall management of Urban Wyoming. However, they are permitted to delegate much of their responsibility to the officers and employees of Urban Wyoming and to committees formed by the board. As a "reporting issuer" in British Columbia, Urban Wyoming will continue to be required to have an audit committee.

       The directors and senior officers are required, under the WBCA, to act honestly, in good faith and with a view to the best interests of Urban Wyoming. The directors have a fiduciary responsibility to Urban Wyoming and they are required to disclose conflicts of interests.

RIGHTS OF SHAREHOLDERS

       In addition to the voting, dividend and liquidation rights attached to the common shares as described under "Share Capital" above, the WBCA affords shareholders certain rights such as the right to call a shareholders' meeting or cause a derivative action to be brought on behalf of Urban Wyoming, as well as certain rights to review the minute books of Urban Wyoming.

       The WBCA provides that a shareholder or a director may commence or defend a legal action on behalf of a company (a derivative action) to enforce a right, duty or obligation owed to Urban Wyoming by another party or to obtain damages for any breach of that right, duty or obligation. A shareholder is entitled to commence a derivative action if:

       (i) the shareholder was a shareholder of Urban Wyoming at the time of the act or omission complained of, or became a shareholder through transfer by operation of law from one who was a shareholder at the time; and

       (ii) the shareholder fairly and adequately represents the interests of Urban Wyoming in enforcing the rights of Urban Wyoming.

       Court approval is also required to discontinue, settle or dismiss any action brought under any of these provisions.

       Under the BCCA, a shareholder of a company has the right to apply to Court on the grounds that Urban Canada is acting or proposes to act in a way that is prejudicial to the shareholder (this is referred to as an oppression action). On such an application, the Court may make such order as it sees fit, including an order to prohibit any act proposed by Urban Canada. The WBCA does not contain a comparable provision and, accordingly, this remedy is not available to the shareholders of a Wyoming company.

DISSENT RIGHTS UNDER THE WBCA

       The WBCA provides that shareholders are entitled to dissent in respect of certain actions proposed to be taken by a Wyoming company.

       The WBCA provides that a shareholder is entitled to dissent from any of the following corporate actions:

       (a) consummation of a plan of merger or consolidation to which Urban Wyoming is a party if:

               (i) shareholder approval is required for the merger or the consolidation by the WBCA or the articles of incorporation and the shareholder is entitled to vote on the merger or consolidation; or

               (ii) Urban Wyoming is a subsidiary that is merged with its parent under the WBCA;

       (b) consummation of a plan of share exchange to which Urban Wyoming is a party as Urban Wyoming whose shares will be acquired, if the shareholder is entitled to vote on the plan;

       (c) consummation of a sale or exchange of all, or substantially all, of the property of Urban Wyoming other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

       (d) an amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

               (i)    alters or abolishes a preferential right of the shares;

               (ii) creates, alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

               (iii) alters or abolishes a pre-emptive right of the holder of the shares to acquire shares or other securities;

               (iv) excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

               (v) reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under the WBCA.

       A shareholder who exercises a right of dissent is entitled to be paid the fair value of his or her shares as determined by agreement of the parties or failing which, by order of the court.

                                LEGAL MATTERS

       Certain legal matters relating to the legality of the issuance of the Common Shares offered by this Proxy Statement/Prospectus will be passed upon for Urban Canada by Catalyst Corporate Finance Lawyers, Vancouver, British Columbia. Certain legal matters will be passed upon for Urban Wyoming by Van Valkenberg Furber Law Group P.L.L.C., Seattle, Washington, special United States counsel to the Company. Van Valkenberg Furber Law Group P.L.L.C. will rely on the opinions of Catalyst Corporate Finance Lawyers as to certain matters of Canadian law.

                                   APPENDIX A


                            ARTICLES OF CONTINUANCE
                                      OF
                        URBAN JUICE & SODA COMPANY LTD.

   (i) A certified copy of the Memorandum and Articles of Urban Juice & Soda Company Ltd. ("Urban Canada"), including all amendments thereto, are attached hereto as EXHIBIT A.

  (ii) The name of the corporation is "Urban Juice & Soda Company Ltd."

 (iii) Urban Canada was incorporated on December 23, 1986 under the British Columbia Company Act ("BCCA") under the name 2072 Investment Ltd. On September 25, 1987, Urban Canada changed its name to Republic Aircraft Manufacturing Corporation. On June 9, 1992, Urban Canada changed its name to International Republic Aircraft Manufacturing Corporation and finally to its present name on May 26, 1993. It has perpetual existence.

  (iv) The address of Urban Canada's principle place of business is 1356 Frances Street, Vancouver, B.C. V5L 1Y9, Canada.

   (v) The address of the proposed registered office of Urban Juice & Soda Company, Ltd. in Wyoming is 1720 Carey Avenue, Cheyenne, Wyoming 82001 and the name of the registered agent at that address is CT Corporations System.

  (vi) The purpose of Urban Juice & Soda Company, Ltd. is to conduct any lawful business.

 (vii) The names and respective business addresses of the directors and officers of Urban Canada that will become officers and directors of Urban Juice & Soda Company, Ltd., a Wyoming corporation, upon effectiveness of the continuation are Peter M. van Stolk, President, Chief Executive Officer and Director, Jennifer L. Cue, Chief Financial Officer, Secretary and Director, Peter Strahm, Vice President of Sales-North America, William Wong, Director, Ron B. Anderson, Director, Jon G. Shastid, Director, Michael M. Fleming, Director, Roly Morris, Director and Irwin Simon, Director. Their business addresses are all 1356 Frances Street, Vancouver, B.C. V5L 1Y9, Canada.

(viii) The aggregate number of shares that Urban Canada is authorized to issue is 100,000,000 common shares without par value. The common shares are all of the same class and rank equally as to dividends, voting powers and participation in assets. No common shares are subject to call or assessment. There are no pre-emptive or conversion rights and no provisions for redemption, retraction, purchase for cancellation, surrender or sinking or purchase funds.

  (ix) As of March 15, 1999, Urban Canada has 15,150,l64 common shares issued and outstanding.

   (x) Urban Canada accepts the constitution of the State of Wyoming in compliance with the requirements of Article 10, Section 5 of the Wyoming constitution.


Executed as of the ___ day of May, 1999.




----------------------------------
Peter van Stolk, President

                                   APPENDIX B


                         COMPANY ACT OF BRITISH COLUMBIA

                        DIVISION 2 - DISSENT PROCEEDINGS


SECTION 207    DISSENT PROCEDURE

(1)    If,

       (a) being entitled to give notice of dissent to a resolution as provided in section 37, 103, 126, 222, 244, 249 or 289, a member of a company (in this Act called a "dissenting member") gives notice of dissent,

       (b)     the resolution referred to in paragraph (a) is passed, and

       (c) Urban Canada or its liquidator proposes to act on the authority of the resolution referred to in paragraph (a), Urban Canada or the liquidator must first give to the dissenting member notice of the intention to act and advise the dissenting member of the rights of dissenting members under this section.

(2)    On receiving a notice of intention to act in accordance with subsection
       (1), a dissenting member is entitled to require Urban Canada to purchase all of the dissenting member's shares in respect of which the notice of dissent was given.

(3) The dissenting member must exercise the right given by subsection (2) by delivering to the registered office of Urban Canada, within 14 days after Urban Canada, or the liquidator, gives the notice of intention to act,

       (a) a notice that the dissenting member requires Urban Canada to purchase all of the dissenting member's shares referred to in subsection (2), and

       (b) the share certificates representing all of those shares, and, on delivery of that notice and those share certificates, the dissenting member is bound to sell those shares to Urban Canada and Urban Canada is bound to purchase them.

(4) A dissenting member who has complied with subsection (3), Urban Canada, or, if there has been an amalgamation, the amalgamated company, may apply to the court, and the court may

       (a) require the dissenting member to sell, and Urban Canada or the amalgamated company to purchase, the shares in respect of which the notice of dissent has been given,

       (b) set the price and terms of the purchase and sale, or order that the price and terms be established by arbitration, in either case having due regard for the rights of creditors,

       (c) join in the application any other dissenting member who has complied with subsection (3), and

       (d) make consequential orders and give directions it considers appropriate.

(5) The price that must be paid to a dissenting member for the shares referred to in subsection (2) is their fair value as of the day before the date on which the resolution referred to in subsection (1) was passed, including any appreciation or depreciation in anticipation of the vote on the resolution, and every dissenting member who has complied with subsection (3) must be paid the same price.

(6) The amalgamation or winding up of Urban Canada, or any change in its capital, assets or liabilities resulting from Urban Canada acting on the authority of the resolution referred to in subsection (1), does not affect the right of the dissenting member and Urban Canada under this section or the price to be paid for the shares.

(7)    Every dissenting member who has complied with subsection (3)

       (a) may not vote, or exercise or assert any rights of a member, in respect of the shares for which notice of dissent has been given, other than under this section,

       (b) may not withdraw the requirement to purchase the shares, unless Urban Canada consents, and

       (c) until the dissenting member is paid in full, may exercise and assert all the rights of a creditor of Urban Canada.

(8) If the court determines that a person is not a dissenting member, or is not otherwise entitled to the right provided by subsection (2), the court, without prejudice to any acts or proceedings that Urban Canada, its members, or any class of members may have taken during the intervening period, may make the order it considers appropriate to remove the limitations imposed on the person by subsection (7).

(9) The relief provided by this section is not available if, subsequent to giving notice of dissent, the dissenting member acts inconsistently with the dissent, but a request to withdraw the requirement to purchase the dissenting member's shares is not an act inconsistent with the dissent.

(10) A notice of dissent ceases to be effective if the dissenting member consents to or votes in favour of the resolution of Urban Canada to which the dissent relates, unless the consent or vote is given solely as a proxy holder for a person whose proxy required an affirmative vote.

                                    PART II

                      INFORMATION NOT REQUIRED IN PROSPECTUS

              ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       Subject to the provisions of the WBCA the directors shall cause Urban Wyoming to indemnify a director or former director of Urban Wyoming and the directors may cause Urban Wyoming to indemnify a director or former director of a corporation of which Urban Wyoming is or was a shareholder and the heirs and personal representatives of any former director against all costs, charges and expenses, including an amount to settle an action or satisfy a judgment, actually and reasonably incurred by him or them including an amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding to which he is or they are made a party by reason of his being or having been a director including any action brought by Urban Wyoming. Each director of Urban Wyoming on being elected or appointed shall be deemed to have contracted with Urban Wyoming on the terms of this indemnity.

       Subject to the provisions of the WBCA, the directors may cause Urban Wyoming to indemnify any officer, employee or agent of Urban Wyoming or of a corporation of which Urban Wyoming is or was a shareholder (notwithstanding that he is also a director) and his heirs and personal representatives against all costs, charges and expenses whatsoever incurred by him or them and resulting from his acting as an officer, employee or agent of Urban Wyoming or the corporation.

       The failure of a director or officer of Urban Wyoming to comply with the provisions of the WBCA or of the Articles of Continuance shall invalidate any indemnity to which he is entitled under this Part.

       The directors may cause Urban Wyoming to purchase and maintain insurance for the benefit of any person who is or was serving as a director, officer, employee or agent of Urban Wyoming or as a director, officer, employee or agent of any corporation of which Urban Wyoming is or was a shareholder and his heirs or personal representatives against any liability incurred by him as a director, officer, employee or agent.


             ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)  Exhibits

       3.1*    Articles of Continuance of Urban Juice & Soda Company Ltd.

       3.2**   Memorandum of Urban Juice & Soda Company Ltd.

       3.3**   Articles of Urban Juice & Soda Company Ltd.

       4.1***  Form of Common Share Purchase Warrant

       5.1***  Form of Opinion of Van Valkenberg Furber Law Group P.L.L.C.

      23.1*** Consent of Van Valkenberg Furber Law Group P.L.L.C. (included in Exhibit 5.1)

      24.1 Power of Attorney (included in the Signature Page to this Registration Statement)

      99.1     Letter to Shareholders

      99.2     Notice of Annual General Meeting of Shareholders

___________________

  (*) Included as Appendix A to the Proxy Statement/Prospectus.

 (**) Filed as an exhibit to the SB-2 Registration Statement (No. 333-5156-LA), as amended through the date hereof and incorporated herein by reference.

(***) To be filed by amendment.

                             ITEM 22.  UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;


               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (4) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

       (5)     That every prospectus: (i) that is filed pursuant to paragraph
               (2) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (6) To respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

       (7) To supply by means of a post-effective amendment all information concerning a transaction, and Urban Canada being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

       Insofar as the indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       In accordance with the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Vancouver, British Columbia, on April 8, 1999.

                                     URBAN JUICE & SODA CO.



                                     By /s/ Peter van Stolk
                                        --------------------------------------
                                        Peter van Stolk
                                        President and Chief Executive Officer



                               POWER OF ATTORNEY

       KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Peter M. van Stolk and Jennifer L. Cue, or either of them, such person's true and lawful attorneys-in-fact and agents, with full power of substitution, and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as such person might or could do in person, hereby ratify and confirming all that said attorneys-in-fact and agents, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

       In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      SIGNATURE                           TITLE                   DATE
      ---------                           -----                   ----


 /s/ Peter M. van Stolk               President, Chief         April 8, 1999
---------------------------        Executive Officer and
     Peter M. van Stolk             Director (Principal
                                     Executive Officer)


 /s/ Jennifer L. Cue                  Chief Financial          April 8, 1999
---------------------------       Officer, Secretary and
     Jennifer L. Cue               Director (Principal
                                  Financial and Accounting
                                        Officer)


 /s/ William Wong                        Director              April 8, 1999
---------------------------
     William Wong

 /s/ Ron B. Anderson                     Director              April 8, 1999
---------------------------
     Ron B. Anderson


 /s/ Jon G. Shastid                      Director              April 8, 1999
---------------------------
     Jon G. Shastid


 /s/ Michael M. Fleming                  Director              April 8, 1999
---------------------------
     Michael M. Fleming


 /s/ Roly Morris                         Director              April 8, 1999
---------------------------
     Roly Morris


 /s/ Irwin Simon                         Director              April 8, 1999
---------------------------
     Irwin Simon

                                  EXHIBIT INDEX

       3.1*    Articles of Continuance of Urban Juice & Soda Company Ltd.

       3.2**   Memorandum of Urban Juice & Soda Company Ltd.

       3.3**   Articles of Urban Juice & Soda Company Ltd.

       4.1***  Form of Common Share Purchase Warrant

       5.1***  Form of Opinion of Van Valkenberg Furber Law Group P.L.L.C.

      23.1*** Consent of Van Valkenberg Furber Law Group P.L.L.C. (included in Exhibit 5.1)

      24.1 Power of Attorney (included in the Signature Page to this Registration Statement)

      99.1     Letter to Shareholders

      99.2     Notice of Annual General Meeting of Shareholders

___________________

  (*) Included as Appendix A to Proxy Statement/Prospectus.

 (**) Filed as an exhibit to the SB-2 Registration Statement (No. 333-5156-LA), as amended through the date hereof and incorporated herein by reference.

(***) To be filed by amendment.